Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

RULE 13A-14(A) / RULE 15D-14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, William Meury, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, of Karuna Therapeutics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 14, 2024

/s/ William Meury
William Meury
Chief Executive Officer and President
(Principal Executive Officer)